                                                                   EXHIBIT 10.31

                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on November 16, 1995, by and between Amtech Systems, Corporation, a Delaware corporation with its principal executive offices in Dallas, Texas (the "Company"), and Jeffrey S. Wetherell, an individual currently residing in Minneapolis, Minnesota ("Employee").

                                    Recitals
                                    --------

     A. The Company desires to provide for the employment of Employee in such a manner as will reinforce and encourage the highest attention and dedication to the Company of Employee as a member of the Company's management, in the best interest of the Company and its shareholder.

     B. Employee is willing to serve the Company on the terms and conditions herein provided.

                              Terms and Conditions
                              --------------------

     In consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company shall employ Employee, and Employee shall
         ----------
serve the Company, on the terms and conditions set forth herein.

     2.  Term.  Subject to the terms and conditions herein, the employment of
         ----
Employee by the Company as provided in Section 1 will be for a term commencing on the date hereof and expiring on May 31, 1997.

     3.  Position and Duties.  The Company shall engage Employee, and Employee
         -------------------
shall serve, as President and Chief Operating Officer of the Company or in a comparable position with the Company with such duties as may be assigned to Employee from time to time by the Board of Directors (the "Board") of the Company or an Affiliate. Employee shall devote substantially all Employee's working time and efforts to the business and affairs of the Company. The location of employment shall be as determined by the Company from time to time. Should a relocation be necessary, the Company would provide reimbursement for move related expenses in accordance with Company policy.

     4.  Compensation.  During the term of Employee's employment hereunder, the
         ------------
Company shall pay Employee for Employee's services an annual base salary of not less than $175,000 per annum, payable in equal bi-weekly installments on normal payroll dates. The Company shall review the base salary of Employee at least once a year and if the Company, in its sole and absolute discretion, deems an adjustment in the base salary is appropriate for any reason whatsoever (including, but not limited to, a change of Employee's duties), the adjustment will be effective on the date designated by the Company and be evidenced by appropriate entries on the payroll records of the Company. All applicable taxes on total compensation shall be withheld in accordance with applicable taxation guidelines.

     The Company shall evaluate Employee's contribution to the overall performance of the Company and shall pay such bonus to Employee as the Company, in its sole and absolute discretion, shall deem appropriate in light of such evaluation. For the calendar year 1996, Employee is eligible to receive a discretionary bonus of up to $52,500 based upon the achievement of various pre-determined performance goals.

     5.  Expenses and Services.  During the term of Employee's employment
         ---------------------
hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee by reason of Employee's employment, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and in effect when the expenses are incurred. The Company shall furnish Employee with office space, secretarial assistance, office supplies, office equipment and such other facilities and services as are suitable to Employee's position and adequate for the performance of his duties. Employee shall be entitled to up to four (4) weeks of vacation per calendar year during the term hereof.

     6.  Confidential Information.  Employee recognizes and acknowledges that
         ------------------------
Employee will have access to confidential information of the Company, and its Affiliates, including, without limitation, customer information, lists of suppliers and costs, information concerning the business and operations of the Company and its Affiliates, and proprietary data, information, concepts and ideas (whether or not patentable or copyrightable) relating to the business of the Company and its Affiliates, as applicable. Employee agrees not to disclose such confidential information, except as may be necessary in the performance of Employee's duties, to any person, nor use such confidential information in any way, either during the term of Employee's employment or thereafter unless Employee has received the written consent of the Company, or its Affiliates, as applicable, or unless such confidential information becomes public knowledge through no wrongful act of Employee. Upon termination of Employee's employment for any reason, Employee shall promptly deliver to the Company all drawings, manuals, letters, notebooks, customer lists, documents, records, equipment, files, computer disks or tapes, reports or any other materials relating to the business of the Company or its Affiliates (and all copies) that are in Employee's possession or under Employee's control. Additionally, the parties hereby acknowledge that Employee has executed a Confidentiality and Invention Agreement dated on or about November 16, 1995 (the "Assignment of Inventions Agreement").

     7.  Rights under Certain Plans.  During the term of Employee's employment
         --------------------------
hereunder, Employee will be entitled to participate in the insurance and employee benefit plans and programs maintained by the Company or its Affiliates applicable to similarly situated officer employees on the same basis as such other officer employees of the Company, subject only to the possible substitution by or on behalf of the Company or its Affiliates of other plans or programs providing substantially similar or increased benefits for Employee. Employee will also be entitled to reasonable vacation time, with no reduction in compensation, in keeping with Employee's duties and responsibilities to the Company.

     8.  Early Termination.  Employee's employment hereunder may be terminated
         -----------------
without any breach of this Agreement only under the following circumstances:

          (A) Employee's employment hereunder will terminate upon Employee's death;

          (B) The Company may terminate Employee's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (1) the willful and continued failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Employee has not substantially performed his duties; or (2) the willful engaging by Employee in misconduct that is materially injurious to the Company or its Affiliates; or (3) the conviction of Employee of any felony or crime of moral turpitude. For purposes of this subsection (B), no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (a) reasonable written notice to Employee, setting forth the reasons for the Company's intention to terminate for Cause; (b) an opportunity for Employee, together with his counsel, to be heard before the Board (or an authorized representative thereof); and (c) delivery to Employee of a written Notice of Termination as defined in subsection (D) hereof from the Board finding that, in the good faith opinion of the Board, Employee was guilty of conduct set forth above in clause (1), (2) or (3) of this subsection (B), and specifying the particulars thereof in detail.

          (C) Employee may terminate Employee's employment hereunder (1) for Good Reason or (2) if Employee's health should become impaired to an extent that makes Employee's continued performance of Employee's duties hereunder hazardous to

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

     Employee's physical or mental health or Employee's life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, Employee shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred with the conclusion of Employee's doctor.

          For purposes of this Agreement, "Good Reason" shall mean (a) a failure by the Company to comply with any material provision of this Agreement that has not been cured within twenty days after notice of such noncompliance has been given by Employee to the Company; or (b) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subsection (D) hereof (and for purposes of this Agreement no such purported termination shall be effective).

          (D) Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to subsection (A) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          (E) "Date of Termination" shall mean (1) if Employee's employment is terminated by Employee's death, the date of Employee's death; and (2) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

     9.   Compensation upon Termination.  Upon termination of Employee's
          -----------------------------
employment hereunder, Employee shall be paid as follows:

          (A) If Employee's employment is terminated by Employee's death, the Company shall continue to pay Employee's semi-monthly base salary to Employee's designated beneficiaries, or if Employee leaves no designated beneficiaries, to Employee's estate for a period of one year from the date of termination.

          (B) If Employee's employment shall be terminated for Cause, the Company shall pay Employee Employee's bi-weekly base salary earned through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Employee under this Agreement.

          (C) If (1) in breach of this Agreement, the Company shall terminate Employee's employment other than pursuant to Section 8(B) hereof (it being understood that a purported termination pursuant to Section 8(B) hereof that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement); or (2) Employee shall terminate Employee's employment for Good Reason, then the Company shall continue to pay Employee Employee's bi-weekly salary through May 31, 1997.

          (D) If Employee shall terminate Employee's employment under clause (2) of Section 8(C) or by resignation in breach of this Agreement, the Company shall pay Employee Employee's full base salary through the Date of Termination at the rate in effect on the date that Notice of Termination is received by the Company.

     Employee shall not be required to mitigate the amount of any payment provided for in Section 9(C) by seeking other employment or otherwise. If however, Employee commences new employment while Employee is being paid by the Company, the obligation to make the payments described in Section 9(C) shall be subject to offset, in whole or in part, of an amount equal to the compensation paid to or earned by Employee from any new employment undertaken by Employee following Employee's termination of employment with the Company through May 31, 1997.

     Should Employee violate any provision of Section 10 hereof or violate any provision of, or any agreement referred to in, Section 6 of this Agreement, then the Company's obligation to make payments to Employee pursuant to Section 9 and provide the benefits described in the following paragraph shall terminate effective as of the date of commencement of such violation.

     At any such time when Employee shall no longer be in the employ of the Company, any successor in interest to the Company or any of their respective Affiliates, Employee shall be entitled to receive as of the date of such termination, subject to the terms and conditions of any applicable insurance or employee benefit plan, payments in satisfaction of any and all other wages, benefits, or other remunerations which shall then be payable to, or vested on behalf of, Employee.

     During the term of this Agreement, Employee shall give the Company immediate notice of any change of address.

     10.  Noncompetition.   Employee agrees and covenants:
          --------------

          (A) That during Employee's employment with the Company Employee will not directly or indirectly (I) engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company or any Affiliate, or (ii) assist any other person or organization in competing with the Company or any Affiliate or in preparing to engage in competition with the business or proposed business of the Company or any Affiliate. Direct competition shall include, but not be limited to, the design, development, production, promotion or sale of products, software or services competitive with those of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while Employee is employed by the Company.

          (B) That, during the term provided for in Section 2 and for a period of 18 months after Employee ceases to be employed by the Company, Employee will not directly or indirectly solicit to conduct any competitive business with, or conduct any competitive business with, any (I) then-current customer of the Company or (ii) any person that has been a customer of the Company within the 12 months prior to the time of Employee's separation from employment. The phrase "competitive business" means the line(s) of business(es) conducted by the Company or any Affiliate.

          (C) That, during the term provided for in Section 2 and for a period of 18 months after Employee ceases to be employed by the Company, Employee shall not directly or indirectly solicit to hire any employee of the Company or any Affiliate as an employee or agent of, or consultant to, any business enterprise that Employee is associated with.

          (D) Each non-competition covenant of Employee contained in the preceding provisions of this Section 10 (the "non-competition covenant") shall be construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such non-competition covenant.

          (E) Although the Company and Employee have in good faith used their best efforts to make each non-competition covenant reasonable in both scope and in duration, and it is not anticipated, nor is it intended, by either party to this Agreement that any court or other tribunal having jurisdiction will find it necessary to reform any non-competition covenant to make it reasonable in both scope and in duration, or otherwise, the Company and Employee understand and agree that if a court or other tribunal having jurisdiction determines it necessary to reform any non-competition covenant in order to make it reasonable in either scope or duration, or otherwise, damages, if any, for a breach of the non-competition covenant, as so reformed, will be deemed to accrue to the Company or an Affiliate, as applicable, as and from the date of such a breach only and so far as the damages for such breach related to an action which accrued within the scope and duration as so reformed.

     11.  Affiliate Defined.  The term "Affiliate" as used in this Agreement
          -----------------
means any individual, corporation, unincorporated organization, trust or other form of entity controlling, controlled by or under common control with the Company. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, corporation, unincorporated organization, trust or other form of entity, whether through the ownership of voting securities or otherwise.

     12.  Waiver.   No waiver of any provision of this Agreement shall be
          ------
deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement. No waiver shall be binding unless executed in writing by the party making the waiver.

     13.  Limitation of Rights.     Nothing in this Agreement, except as
          --------------------
specifically stated herein, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted successors and assigns and other legal representatives, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     14.  Remedies.  Employee hereby agrees that a violation of  any provision
          --------
of Section 6 or 10 or any agreement referred to in Section 6 would cause irreparable injury to the Company or its Affiliates for which it would have no adequate remedy at law. Accordingly, in the event of any such violation, the Company shall be entitled to preliminary and other injunctive relief. Any such injunctive relief shall be in addition to any other remedies to which the Company or its Affiliates may be entitled at law or in equity, or otherwise.

     15.  Notice.   Any consent, notice, demand or other communication required
          ------
or permitted hereby must be in writing to be effective and shall be deemed to have been received on the date delivered, if personally delivered, or five days following the date the same is deposited in the United States mail, postage prepaid, certified return receipt requested, addressed to the applicable party at the address for such party set forth below or at such other address as such party may designate by like notice:

                    Amtech Systems Corporation
                    Dominion Plaza
                    17304 Preston Road, E-100
                    Dallas, Texas  75252
                    Attn:  General Counsel

                    Employee:

                    Jeffrey S. Wetherell
                    17304 Preston Road, E-100
                    Dallas, Texas 75252

     16.  Inconsistent Obligations.  Employee represents and warrants that
          ------------------------
Employee has not previously assumed any obligations inconsistent with those of this Agreement.

     17.  Entirety and Amendments.  This instrument and the instruments referred
          -----------------------
to herein embody the entire agreement between the parties relating to the subject matter hereof, supersede all prior agreements and understandings relating to the subject matter hereof, and may be amended only by an instrument in writing executed by all parties, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof. This Agreement expires at the end of its term per Section 2 and provides for no automatic extension or renewal unless separately agreed to in writing by the parties. In the event of a conflict or inconsistency between any provision of this Agreement and any provision of the Assignment of Inventions Agreement, whichever provision is most favorable to the Company shall govern.

     18.  Successors and Assigns.   This Agreement will be binding upon and
          ----------------------
inure to the benefit of the parties hereto and any successors in interest to the Company, but neither this Agreement nor any rights hereunder may be assigned by Employee except in the case of the death of Employee. However, this Agreement may be assigned by the Company, in whole or part, to an Affiliate of the Company.

     19.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Texas (excluding its conflict of laws rules).

     20.  Cumulative Remedies.  Except as provided in Exhibit A attached hereto,
          -------------------                         ---------
no remedy herein conferred upon any party is intended to be exclusive of any other benefits or remedy, and each and every such remedy shall be cumulative and shall be in addition to every other benefit or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other exercise or further exercise thereof.

     21.  Alternate Dispute Resolution.   Employee and the Company agree to the
          ----------------------------
alternative dispute resolution provisions contained in Exhibit A attached
                                                       ---------
hereto. The provisions of this Section 21 shall survive the termination or expiration of this Agreement.

     22.  Multiple Counterparts.  This Agreement may be executed in a number of
          ---------------------
identical counterparts, each of which constitute collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

     23.  Descriptive Headings.  The headings, captions and arrangements used in
          --------------------
this Agreement are for convenience only and shall not be deemed to limit, amplify, or modify the terms of this Agreement, nor affect the meaning hereof.


                                   Signatures
                                   ----------

     To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Agreement effective as of the date first above written.

                              THE COMPANY:

                              By:   /s/ G. RUSSELL MORTENSON
                                 -------------------------------------
                                    G. Russell Mortenson
                                    Chairman of the Board


                              Employee:


                                    /s/ JEFFREY S. WETHERELL
                              ----------------------------------------
                                    Jeffrey S. Wetherell

                                   EXHIBIT A

                          DISPUTE RESOLUTION AGREEMENT
                          ----------------------------

     The undersigned Prospective Employee understands and acknowledges that neither Amtech Corporation nor its subsidiaries, as applicable ("Amtech"), would employ the Prospective Employee without the Prospective Employee's execution of this Agreement.

     A. Except as otherwise provided in this Agreement, Amtech and the Prospective Employee consent and agree to the resolution, in the manner provided for in this Agreement, of all claims or controversies brought by the Prospective Employee ("Claims") for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to, or associated with (1) the Prospective Employee's employment or termination from employment with Amtech or any adverse employment action by Amtech, or (2) any other claims the Prospective Employee may have against Amtech, any benefit plans of Amtech or any fiduciaries, administrators, and affiliates of any benefit plan, or any of Amtech's officers, directors, employees, or agents in their capacity as such, or
(3) any issue concerning the formation, applicability, interpretation, or enforceability of this Agreement.

     The Prospective Employee acknowledges that the Claims intended to be covered by this Agreement include (but are not limited to) claims or controversies under or relating to any federal, state, or local constitution, law, or regulation prohibiting discrimination, harassment, or discharge; an alleged or actual contract; any Company policy or benefit; entitlement to wages or other compensation; and, any claim for personal, emotional, physical, economic, or other injury.

     B. The only Claims otherwise within the definition of Claims that are not covered by this Agreement are: (1) any administrative actions that the Prospective Employee is permitted to pursue under applicable law that are not precluded by virtue of the Prospective Employee having entered into this Agreement; (2) any Claim by the Prospective Employee for workers' compensation benefits or unemployment compensation benefits; or (3) any Claim by the Prospective Employee for benefits under a Company pension or benefit plan that provides its own non-judicial dispute resolution procedure.

     C. The Prospective Employee waives any right to assert a Claim, unless he or she gives written notice of any Claim to Amtech by the earlier of (1) the date that is one year after the day the Prospective Employee first has knowledge of the event giving rise to the Claim or (2) the date upon which the applicable statute of limitations expires.

     D. Within 20 days of receipt of the notice of a Claim, AMTECH, IN ITS
SOLE DISCRETION, MAY ELECT TO SUBMIT ANY CLAIMS TO BINDING ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. If Amtech elects not to submit a Claim to binding arbitration, then the Prospective Employee may initiate or otherwise pursue the Claim by legal proceedings other than binding arbitration (e.g., a lawsuit), except that IF THE PROSPECTIVE EMPLOYEE INITIATES A LAWSUIT, HE OR SHE HEREBY WAIVES THE RIGHT TO REQUEST OR OBTAIN A JURY TRIAL WITH RESPECT TO ANY SUCH CLAIMS. The Prospective Employee agrees that if he or she initiates litigation in violation of this Agreement, he or she will incur liability to the person(s) sued, including the obligation to pay their legal fees and expenses.


TSG Dispute Resolution Agreement
Revised Spring 1995

     E. The arbitration will be conducted in accordance with the provisions of this Agreement and the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA") in effect at the time the written notice of the Claim is received. An arbitrator shall be selected in the manner provided for in the Employment Dispute Resolution Rules of the AAA, except that the parties agree that the arbitrator shall (1) be an attorney licensed in the state where the arbitration is being conducted and (2) have expertise in the area of employment law. The arbitration will be held in Dallas County, Texas [Bernalillo County, New Mexico].

     F. Each party shall have the right to take one deposition of the other party and any expert witness or other witness designated by the other party. Additional deposition discovery may be taken only if the arbitrator so orders, upon a showing of substantial need. The Prospective Employee understands that by agreeing to submit Claims to arbitration he or she gives up the right to seek a trial by court or jury and the right to an appeal from any errors of the court and forgoes any and all related rights he or she may otherwise have under federal and state laws.

     G. In the event any provision of this Agreement is found by an arbitrator or court to be unenforceable, in whole or in part, the remaining provisions of this Agreement shall nevertheless remain enforceable and the unenforceable provisions shall, to the extent permitted under applicable law, be modified so as to be enforceable to the maximum extent possible under applicable law.

     H. This Agreement is not, and shall not be construed to create, any offer or contract of employment, express or implied. This Agreement does not in any way alter the "at-will" nature of the employer-employee relationship that will be created between Amtech and the Prospective Employee, if hired.

     I. PROSPECTIVE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS CAREFULLY READ THIS AGREEMENT; THAT HE OR SHE UNDERSTANDS ITS TERMS; THAT ALL UNDERSTANDINGS BETWEEN THE PROSPECTIVE EMPLOYEE AND AMTECH RELATING TO THE SUBJECTS COVERED IN THIS AGREEMENT ARE CONTAINED IN THIS AGREEMENT; AND, THAT HE OR SHE HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY AMTECH OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

                                    AMTECH SYSTEMS CORPORATION


   /s/ JEFFREY S. WETHERELL         By:  /s/ G.R. MORTENSON
--------------------------------       ---------------------------------
Prospective Employee's Signature
                                    Title:   President
                                          ------------------------------

Date:   November 10, 1995           Date:    November 13, 1995
     ---------------------------         -------------------------------